UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2011 (July 28, 2011)
ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

New York	1-11570	13-3098275

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, New York, New York	10167

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 750-0064
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.
Merger Agreement
On July 28, 2011, Allied Healthcare International Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Saga Group Limited, a corporation organized under the laws of England and Wales (“Parent”), and AHL Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Parent.
Pursuant to the Merger Agreement, at the effective time of the Merger:
(i) each outstanding share of common stock of the Company, other than shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent and shares held in the treasury of the Company, will be cancelled and converted into the right to receive $3.90 in cash, without interest and
(ii) each outstanding option to purchase Company common stock and stock-settled stock appreciation right (“SAR”) that has vested prior to the effective time, including those options and SARs that vest as a result of the Merger, will be cancelled in consideration of a cash payment equal to the excess, if any, of (i) $3.90 over (ii) the per share exercise price of such option or SAR, as applicable, multiplied by the total number of shares of common stock subject to such option or SAR. In the event the exercise price of any option or SAR is equal to or greater than $3.90, the option or SAR will be cancelled without payment
The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the Merger. Prior to the Board’s approval of the Merger Agreement and the Merger, Oppenheimer & Co. Inc. delivered its opinion to the Board that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the shareholders of the Company.
The completion of the Merger is subject to various conditions, including, among others, obtaining the approval of the Company’s shareholders, which, under New York law, will require the vote of at least two-thirds of the Company’s outstanding shares of common stock. The parties expect to notify the merger to the Competition Authority in Ireland, where the Company and affiliates of Parent have operations, as soon as practicable. Consummation of the Merger is not subject to a financing condition.
Pursuant to the terms of the Merger Agreement, the Company may not solicit competing takeover proposals or engage in discussions with third parties regarding competing takeover proposals, subject to an exception that permits the Company to take certain actions if the Company receives an unsolicited takeover proposal that the Board determines could reasonably be expected to result in a proposal that is superior to that contained in the Merger Agreement.
The Merger Agreement contains termination rights for both the Company and Parent. The Company may be required to pay Parent a termination fee of $5.2 million under certain circumstances, including if the Board, following the receipt of a superior proposal, changes its recommendation to the shareholders to vote in favor of the Merger.
The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the other filings that the Company makes with the Securities and Exchange Commission (the “SEC”).

Amendment to Rights Agreement
In connection with entering into the Merger Agreement, the Company entered into Amendment No. 3 to Rights Agreement, dated as of July 28, 2011 (the “Amendment to Rights Agreement”), with Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). A brief summary of the Amendment to Rights Agreement is set forth below under “Item 3.03 — Material Modification to Rights of Security Holders” and is incorporated herein by reference.
Retention Bonus Agreements with Executive Officers
In connection with the execution of the Merger Agreement, the Company entered into a retention bonus agreement, dated July 28, 2011, with Sandy Young, the Company’s chief executive officer, and Allied Healthcare Group Limited, a subsidiary of the Company (“AHGL”), entered into a retention bonus agreement, dated July 28, 2011, with Paul Weston, the Company’s chief financial officer. A brief summary of the retention bonus agreements is set forth below under “Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” and is incorporated herein by reference.
Additional Information About the Merger
In connection with the proposed Merger, the Company will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they will contain important information about the Company, the proposed Merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed Merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by the Company free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by the Company can be obtained by contacting the Company at the following address and telephone number: 245 Park Avenue, 39th Floor, New York, New York 10167, 212-750-0064, or from the Company’s website, http://www.alliedhealthcare.com.
The Company and its officers, directors and certain other employees may be soliciting proxies from the Company’s shareholders in favor of the proposed Merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its proxy statement relating to its 2011 annual meeting of shareholders, which was filed with the SEC on May 3, 2011. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the Merger when it becomes available.
Cautionary Language Regarding Forward-Looking Statements
Statements about the expected timing, completion, and effects of the proposed transaction and all other statements in this Form 8-K, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company and Parent may not be able to complete the proposed transaction on the terms described above, on other acceptable terms, or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions. Other factors that may affect the business or financial results of the Company, are described in the Company’s filings with the SEC, including Items 1, 1A and 7 of the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2010.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
In connection with entering into the Merger Agreement, the Company entered into the Amendment to Rights Agreement. The Amendment to Rights Agreement amends the Rights Agreement, dated as of April 2, 2009, between the Company and the Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated March 10, 2010 and Amendment No. 2 to Rights Agreement, dated May 10, 2010 (together with the Amendment to Rights Agreement, the “Rights Agreement”). The Amendment to Rights Agreement was entered into so that that neither the execution or delivery of the Merger Agreement nor the consummation of the Merger will trigger the distribution and/or exercise of the Rights (as such term is defined in the Rights Agreement).

The Amendment to Rights Agreement provides, among other things, that:
(i) neither Parent nor Merger Sub nor any of their affiliates will become an Acquiring Person or a Beneficial Owner (each as defined in the Rights Agreement) as a result of the execution and delivery of the Merger Agreement or the consummation of the Merger;
(ii) neither a Stock Acquisition Date nor a Distribution Date (each as defined in the Rights Agreement) will occur as a result of the execution and delivery of the Merger Agreement or the consummation of the Merger; and
(iii) the Rights will expire immediately prior to the effective time of the Merger.
The foregoing description of the Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
In connection with the execution of the Merger Agreement, the Company entered into a retention bonus agreement, dated July 28, 2011, with Sandy Young, the chief executive officer of the Company, and AHGL entered into a retention bonus agreement, dated July 28, 2011 with Paul Weston, the chief financial officer of the Company.
Retention Bonus Agreement with Sandy Young
The retention bonus agreement with Mr. Young provides that, if the Merger is consummated, Mr. Young will receive a cash bonus equal to £225,000 (approximately $368,800 at current exchange rates) and a transaction bonus equal to approximately $1,275,000. The transaction bonus is equal to the product of (i)(A) the total number of shares of common stock of the Company that are outstanding immediately prior to the effective time of the Merger multiplied by (B) $3.90 and (ii) 0.75%, and will be reduced by the amount Mr. Young receives in the Merger in respect of his vested stock options and vested SARs (which is expected to be zero). The cash bonus will be paid to Mr. Young within 30 days after the closing of the Merger. The transaction bonus will be paid to Mr. Young in two installments, with one-third of the transaction bonus being paid within 30 days after the closing of the Merger and the remaining two-thirds of the transaction bonus to be paid on the first anniversary of the closing of the Merger, provided that Mr. Young is employed by the Company or its affiliates on such date.
The retention bonus agreement also provides that if Mr. Young is terminated by the Company other than for “Gross Misconduct” (as defined in the agreement) or he terminates employment with the Company for “Good Reason” (as defined in the agreement) or his employment is terminated due to death or disability, in each case after the effective date of the Merger and prior to the first anniversary of the closing of the Merger, he is still entitled to the second payment of the transaction bonus described in the preceding paragraph. In these cases, Mr. Young will forfeit any severance payments remaining to be paid to him.
The retention bonus agreement also provides that if Mr. Young’s employment with the Company is terminated by the Company for “Gross Misconduct” (as defined in the agreement) or by Mr. Young other than for “Good Reason” (as defined in the agreement), death or disability, in each case after the effective date of the Merger and prior to the first anniversary of the closing of the Merger, Mr. Young will forfeit the second payment of the transaction bonus. Further, any remaining severance payments to be paid to Mr. Young will be reduced by the amount of the transaction bonus previously paid to him, and to the extent the amount of the transaction bonus previously paid to him equal or exceeds the remaining severance payments, the retention bonus agreement requires Mr. Young to repay to the Company such excess.
The retention bonus agreement for Mr. Young also provides that the Company shall require any successor of the Company (whether by consolidation, merger or otherwise) to expressly assume and agree to perform the obligations of the Company under the retention bonus agreement.

Retention Bonus Agreement with Paul Weston
The retention bonus agreement with Mr. Weston provides that, if the Merger is consummated, Mr. Weston will receive a cash bonus equal to £150,000 (approximately $245,900 at current exchange rates) and a retention bonus equal to £164,472, which is the amount of his base salary at the time of the closing of the Merger (approximately $269,600 at current exchange rates). The cash bonus will be paid to Mr. Weston within 30 days after the closing of the Merger. The retention bonus will be paid to Mr. Weston in two installments, with one-third of the retention bonus being paid within 30 days after the closing of the Merger and the remaining two-thirds of the retention bonus to be paid on the first anniversary of the closing of the Merger provided that Mr. Weston is employed by AHGL or its affiliates on such date. The retention bonus agreement requires Mr. Weston to repay AHGL the amount of the retention bonus previously paid to him in the event Mr. Weston’s employment with AHGL or its affiliates is terminated for any reason prior to the first anniversary of the closing of the Merger.
The retention bonus agreement for Mr. Weston provides that AHGL shall require any successor of AHGL (whether by consolidation, merger or otherwise) to expressly assume and agree to perform the obligations of AHGL under the retention bonus agreement.
The foregoing description of the retention bonus agreements with Messrs. Young and Weston does not purport to be complete and is qualified in its entirety by reference to the retention bonus agreements, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.
ITEM 8.01 OTHER EVENTS.
On July 29, 2011, the Company issued a press release in which it announced that it had entered into the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of July 28, 2011, by and among Saga Group Limited, AHL Acquisition Corp. and Allied Healthcare International Inc. Schedules, exhibits and similar attachments to the Agreement and Plan of Merger are not being filed. Allied Healthcare International Inc. hereby undertakes to furnish supplementally any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

10.1	Amendment No. 3 to Rights Agreement, dated as of July 28, 2011, between Allied Healthcare International Inc. and Computershare Trust Company, N.A., as rights agent.

10.2	Letter agreement, dated July 28, 2011, between Allied Healthcare International Inc. and Sandy Young.

10.3	Letter agreement, dated July 28, 2011, between Allied Healthcare Group Limited and Paul Weston.

99.1
Press release, dated July 29, 2011, of Allied Healthcare International Inc. (incorporated by reference to Exhibit 99.1 of the Form 8-K of Allied Healthcare International Inc. filed with the Securities and Exchange Commission on July 29, 2011; File No. 1-11570).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 1, 2011

ALLIED HEALTHCARE INTERNATIONAL INC.

By:	/s/ Marvet Abbassi

	Name:	Marvet Abbassi
	Title:	Financial Controller